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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Commerce Bancshares, Inc.

(Name of Registrant as Specified In Its Charter)

Commerce Bancshares, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(COMMERCE LOGO)

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 21, 2004

      The annual meeting of the shareholders of Commerce Bancshares, Inc., will be held in the Plaza Room at the Ritz-Carlton, St. Louis, 100 Carondelet Plaza, Clayton, Missouri on April 21, 2004, at 9:30 a.m., for the following purposes:

(1) To elect four directors to the 2007 Class for a term of three years;

(2) To approve the amendment of the Company’s Restricted Stock Plan to increase the number of shares available for issuance under the Restricted Stock Plan by 250,000 shares and to permit the deductibility of the payments pursuant to Section 162(m) of the Internal Revenue Code;

(3) To ratify the selection of KPMG as the Company’s audit and accounting firm; and

(4) To transact such other business as may properly come before the meeting or any adjournment thereof.

      Shareholders of record at the close of business February 27, 2004, are entitled to notice of and to vote at the meeting.

      To be sure that your shares are represented at the meeting, please either complete and promptly mail the enclosed proxy card in the envelope provided for this purpose or vote through the telephone or Internet voting procedures described on the proxy card. If your shares are registered in the name of a bank or brokerage firm, telephone or Internet voting will be available to you only if offered by your bank or broker and such procedures are described on the voting form sent to you.

      Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. Please refer to page 21 of the proxy statement and your proxy card for further information.

By Order of the Board of Directors

J. DANIEL STINNETT, Secretary

March 12, 2004

      It is important that your stock be represented at the meeting. You are urged to date, sign and return the enclosed proxy promptly or register your vote by telephone or through the Internet as described on the proxy card.

PROXY STATEMENT

COMMERCE BANCSHARES, INC.

Annual Meeting April 21, 2004

Solicitation:

      The Board of Directors of Commerce Bancshares, Inc. (the Company), P.O. Box 13686, Kansas City, Missouri 64199-3686 solicits your proxy, and asks that you vote, sign, date and promptly mail the enclosed proxy card for use at the annual meeting of shareholders to be held in the Plaza Room at the Ritz-Carlton, St. Louis, 100 Carondelet Plaza, Clayton, Missouri on April 21, 2004, at 9:30 a.m. Most shareholders also have a choice of voting by using a toll-free telephone number or by voting over the Internet. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.

      The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, proxies may be solicited personally or by telephone, telegram or via the Internet by regular employees of the Company. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to their principals and the Company will reimburse them for the expense of doing so. This proxy statement and proxy will be first sent to security holders on or about March 12, 2004.

      If you wish, at any time before your proxy is voted, you may revoke it by written notice to the Company, or by delivery of a later-dated proxy (including a telephone or Internet vote), or by voting in person at the meeting.

      The shares represented by all properly executed proxies will be voted as directed by you. In the absence of direction, properly executed proxies will be voted in accordance with the recommendations of the Board as set forth below.

Voting Securities and Ownership Thereof by Certain Beneficial Owners and Management:

      Only shares held of record at the close of business on February 27, 2004, are entitled to vote at the meeting, and at the close of business on said date there were outstanding 67,455,897 shares of common stock of the Company. Each holder of common stock is entitled to one vote for each share held. In the election of directors, abstentions and broker nonvotes will be considered solely for quorum purposes and are not counted for the election of directors. On all other matters presented for shareholder vote, abstentions will be treated as votes against such matters and broker nonvotes will be treated as not entitled to vote and have no effect on the outcome.

      (a) Under applicable Securities and Exchange Commission Rules, beneficial ownership of shares includes shares as to which a person has or shares voting power and/or investment power.

      As of December 31, 2003, the trust departments of the Company’s subsidiary banks beneficially owned 5,518,268 shares representing 8.1% of the Company’s outstanding common stock as of that date. Of those shares the subsidiary banks had (i) sole voting power over 3,402,461 shares; (ii) shared voting power over 2,052,685 shares, (iii) sole investment power over 3,452,399 shares and (iv) shared investment power over 1,982,170 shares. The Company has been advised by the subsidiary banks that the shares held by them and as to which they have sole voting power will be voted at the annual meeting for Proposals One, Two and Three. Shares held in all other fiduciary accounts will be voted as specifically directed by the co-trustees and co-executors. Shares held in custodial accounts will be voted by the owners.

      (b) The following information pertains to the common stock of the Company beneficially owned, directly or indirectly, by all directors and nominees for director, the executive officers named in the Summary Compensation Table, and by all directors, nominees and executive officers of the Company as a group as of December 31, 2003. This table also includes each person known to be the beneficial owner of 5% or more of the Company’s outstanding common stock. Such persons have sole voting and sole investment power as to such shares unless otherwise noted.

	Number of		Percent
Name and Address of Beneficial Owner	Shares		of Class

Giorgio Balzer	7,592		*
Kansas City, Missouri
Kevin G. Barth	19,100		*
Leawood, Kansas	65,615	(2)
John R. Capps	4,795		*
Creve Coeur, Missouri
W. Thomas Grant, II	2,283		*
Shawnee Mission, Kansas
James B. Hebenstreit	30,726		*
Kansas City, Missouri	40,020	(7)
David W. Kemper	974,546
Ladue, Missouri	111,959	(1)
	369,792	(2)
	136,699	(3)
	813,635	(4)
	2,210,000	(6)	6.8
Jonathan M. Kemper	54,618
Kansas City, Missouri	412,038	(1)
	813,635	(4)
	272,213	(2)
	136,699	(3)
	1,105,000	(6)	4.1
Seth M. Leadbeater	22,461		*
Clayton, Missouri	127,457	(2)
Thomas A. McDonnell	9,024		*
Kansas City, Missouri
Terry O. Meek	27,620		*
Springfield, Missouri
Benjamin F. Rassieur, III	5,933		*
St. Louis, Missouri
L. W. Stolzer	416,099		*
Manhattan, Kansas	1,064,688	(5)
V. Raymond Stranghoener	5,511		*
St. Louis, Missouri	26,153	(2)
Andrew C. Taylor	15,295		*
St. Louis, Missouri
Mary Ann Van Lokeren	8,329		*
St. Peters, Missouri
Robert H. West	15,347		*
Kansas City, Missouri
All 24 directors, nominees and executive officers as a group (including those listed above)	7,983,146
	1,329,838	(2)	13.4

(1)	Shared voting power and investment power.

(2)	Shares which could be acquired within 60 days by exercise of options.

(3)	Owned by a corporation for which Messrs. David W. Kemper and Jonathan M. Kemper serve as directors. Messrs. David W. Kemper and Jonathan M. Kemper disclaim beneficial ownership as to such shares.

(4)	Mr. Jonathan M. Kemper has sole investment power, but shares voting power with Mr. David W. Kemper.

(5)	Represents shares owned by spouse or by trust for benefit of spouse. Mr. Stolzer disclaims beneficial ownership as to such shares.

(6)	Shared voting power.

(7)	Owned by a corporation for which Mr. Hebenstreit serves as President. Mr. Hebenstreit disclaims beneficial ownership in these shares.

*	Less than 1%.

      On February 12, 2004, the Company purchased 400,000 shares from family limited partnerships established by James M. Kemper Jr., as reported in a Form 8-K filing. David W. Kemper and Jonathan M. Kemper share voting power over certain of those shares and have both direct and indirect ownership of those shares. This transaction would have reduced the total common stock ownership, as reported above, by 397,000 shares for David W. Kemper and by 2,000 shares for Jonathan M. Kemper.

THE BOARD OF DIRECTORS

RECOMMENDS A VOTE FOR ALL THE
NOMINEES TO THE
CLASS OF 2007

PROPOSAL ONE

ELECTION OF DIRECTORS

      Under the Articles of Incorporation and the By-Laws of the Company, the Board of Directors is divided into three classes, each as nearly equal as possible, and the Board is authorized to determine the number of persons constituting the board. The board has fixed the number of directors at thirteen. Therefore, it is proposed that four directors be elected at the meeting to serve until the 2007 annual meeting (the 2007 Class), and until their successors shall be elected and qualified unless otherwise directed. The persons acting under the accompanying proxy intend to vote for the election of the nominees hereinafter named. Should any nominee become unable to accept nomination or election, it is intended, unless otherwise directed, that the person acting under the proxy will vote for the election of such other person as the Board of Directors of the Company may recommend. The four nominees for election as directors to the Class of 2007 who receive the greatest number of votes cast at the meeting, a quorum being present, shall become directors. Vacancies occurring in a class during a term are filled by the Board pursuant to the Company’s By-Laws. There are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected.

      The following information is provided with respect to each nominee:

Name and Age	Periods Served as Director and Business Experience During Past 5 Years

2007 Class:

Thomas A. McDonnell, 58	Elected a director in April, 2001. Mr. McDonnell is the President and Chief Executive Officer of DST Systems, Inc. DST Systems is a provider of computer software solutions to the financial services and other industries. He has been employed by DST since 1969 and has served as President since January, 1973 (except for a 30-month period from October, 1984 to April, 1987). He is a director of DST Systems, Inc., Computer Sciences Corporation, Blue Valley Ban Corp, BHA Group Holdings, Inc., Euronet Worldwide, Inc., Garmin, LTD and Kansas City Southern (since March, 2003).

Name and Age	Periods Served as Director and Business Experience During Past 5 Years

Benjamin F. Rassieur, III, 49	Elected a director in August, 1997. Mr. Rassieur is President of Paulo Products Co. The company is engaged in commercial heat-treating, electroplating, and furnace brazing services. Mr. Rassieur has served as a director of Commerce Bank, N.A., a subsidiary of the Company.

Andrew C. Taylor, 56	Elected a director in February, 1990. Mr. Taylor is Chairman and Chief Executive Officer of Enterprise Rent-A-Car Company (formerly Enterprise Leasing Co.) which is engaged in automobile leasing, rental and related services. He is also a director of Anheuser-Busch Companies. Mr. Taylor has served as a director of Commerce Bank, N.A., a subsidiary of the Company. Mr. Taylor is Chairman of the Company’s Compensation and Human Resources Committee.

Robert H. West, 65	Elected a director in October, 1985. Mr. West retired as Chairman of the Board of Butler Manufacturing Company and from its board of directors on July 1, 1999. He is a director of Great Plains Energy, Inc., Burlington Northern Santa Fe Corporation, and Astec Industries, Inc. (until April, 2004). Mr. West has also served as a director of Commerce Bank, N.A., a subsidiary of the Company. Mr. West is Chairman of the Company’s Audit Committee and designated as that Committee’s financial expert.

      The following information is provided with respect to the directors who are continuing in office for the respective periods and until their successors are elected and qualified:

Name and Age	Periods Served as Director and Business Experience During Past 5 Years

2006 Class:

Giorgio Balzer, 64	Elected a director in December, 1990. Since August of 1990 and until May 2003, Mr. Balzer has served as Chairman and Chief Executive Officer of Business Men’s Assurance Company of America; since May of 2003, he has served as Chairman of the Board and Chief Executive Officer of Generali USA Life Reassurance Company. He is also U.S. Representative for Assicurazioni-Generali, S.p.A., U.S. Branch, an Italian insurance group, as well as Chairman of Worldwide Assistance Services, Inc., Washington, D.C. He is also a director of Transocean Holding Corp., a Generali financial company in the U.S.

Jonathan M. Kemper, 50	Elected a director in January, 1997. Mr. Kemper is Vice Chairman of the Company and Vice Chairman of Commerce Bank, N.A., a subsidiary of the Company. He is a director of Tower Properties Company, Generali Life Reassurance Company (since September, 2003), Vice Chairman of the National Trust for Historic Preservation Board of Trustees and a Trustee of the Kansas City Public Library. Mr. Jonathan Kemper is the brother of David W. Kemper.

Terry O. Meek, 60	Elected a director in April, 1989. Mr. Meek is President of Meek Lumber Yard, Inc., which operates a chain of builders’ materials centers under the name Meeks Building Centers. He has served as a director of Commerce Bank, N.A., a subsidiary of the Company.

L.W. Stolzer, 69	Elected a director in October, 1995. Mr. Stolzer is the Chairman and Chief Executive Officer of Griffith Lumber Company, Inc. Griffith Lumber is a retail lumber and building materials business located in Manhattan, Kansas, marketing to commercial, industrial and construction accounts. He has served as a director of Commerce Bank, N.A., a subsidiary of the Company.

Name and Age	Periods Served as Director and Business Experience During Past 5 Years

Mary Ann Van Lokeren, 56	Elected a director in April, 1996. Ms. Van Lokeren is the Chief Executive Officer of Krey Distributing Company. Krey Distributing Company is the exclusive Anheuser Busch wholesaler for St. Charles and Lincoln counties in Missouri. She is also a director of Laclede Gas Company, Masco Corporation and D & K Healthcare resources (since May, 2003). She has served as a director of Commerce Bank, N.A., a subsidiary of the Company.

2005 Class:

John R. Capps, 53	Elected a director in January, 2000. Mr. Capps has served as the President and Chief Executive Officer of Plaza Motor Company since 1981. Plaza Motor Company is a retail dealership for eight luxury automobile franchises. Mr. Capps is a director of Whitfield School (from 1995-present), St. Louis Priory School (from 1988-present), Muny Opera (from 1999-present), Whitaker Foundation (from August, 2001-present), St. Louis Art Museum (from October, 2001-present) and Contemporary Art Museum (from January, 2003-present). He is Past Chairman of the Regional Business Council. He also served as a director of Commerce Bank, N.A., a subsidiary of the Company.

W. Thomas Grant, II, 53	Elected a director in June, 1983. Mr. Grant became the Chairman of the Board of LabOne, Inc. in October, 1995. LabOne, Inc. is a national laboratory services provider that performs insurance, clinical and substance abuse testing.

James B. Hebenstreit, 58	Elected a director in October, 1987. Mr. Hebenstreit has been President of Bartlett and Company since January, 1992. Bartlett and Company is engaged in grain merchandising and storage, flour and feed milling and cattle feeding. Mr. Hebenstreit is Chairman of the Company’s Committee on Governance/ Directors.

David W. Kemper, 53	Elected a director in February, 1982. Mr. Kemper is Chairman of the Board (since November, 1991), President and Chief Executive Officer of the Company and is Chairman of the Board, President, and Chief Executive Officer of Commerce Bank, N.A., a subsidiary of the Company. He is also a director of Ralcorp Holdings, Inc., and Tower Properties Company. Mr. David Kemper is the brother of Jonathan M. Kemper.

Audit Committee:

      During 2003 Messrs. John R. Capps, James B. Hebenstreit, Thomas A. McDonnell, Benjamin F. Rassieur, III and Robert H. West (Chairman) served as members of the Audit Committee. It has been determined by the Board of Directors that all members of the Audit Committee are independent pursuant to the Sarbanes-Oxley Act of 2002, NASDAQ Rule 4200 and the Federal Deposit Insurance Corporation and Improvement Act of 1991. The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s accounting, auditing and financial reporting processes. The Audit Committee is responsible for the compensation and appointment of the Company’s public accountants for the purpose of the examination and audit of the Company’s financial statements. The Audit Committee reviews the scope of audits to be performed by the independent public accountants and the internal auditing staff of the Company, and reviews annually the program of the internal auditing staff both with respect to audits performed in the prior year and scheduled audits for the ensuing year. The Audit Committee held four meetings during 2003. Complete information on the activity of the Audit Committee is provided in the Audit Committee Report on page 18. The Audit Committee Charter may be viewed at www.commercebank.com/027.html.

Compensation and Human Resources Committee:

      The Board of Directors has appointed a Compensation and Human Resources Committee, consisting entirely of independent directors, to review and establish compensation to be paid to officers of the Company and to grant options pursuant to the Company’s stock option plans. Directors Giorgio Balzer, Terry O. Meek, Andrew C. Taylor (Chairman) and Mary Ann Van Lokeren presently comprise the committee which held one meeting during 2003 for these purposes.

Committee on Governance/ Directors:

      The Committee on Governance/ Directors consists entirely of independent directors appointed by the Board of Directors. Among its responsibilities are to identify individuals qualified to serve as Board members and to consider the re-nomination of incumbent directors. The Committee makes its recommendations to the Board of Directors. Pursuant to its Charter, the membership of the Committee is to consist of the Chairman of the Audit Committee, the Chairman of the Compensation and Human Resources Committee and such other members as the Board shall determine. The current members of the Committee are Messrs. James B. Hebenstreit (Chairman), Robert H. West, Andrew C. Taylor, W. Thomas Grant, II and Thomas A. McDonnell. The Committee met one time in 2003. The Committee on Governance/ Directors Charter may be viewed at www.commercebank.com/027.html.

      With respect to its recommendations of prospective candidates to the Board, the Committee may establish the criteria for director service and will consider, among other things, the independence of the candidates under NASDAQ standards and such experience and moral character as to create value to the Board, the Company and its shareholders. With respect to incumbent candidates, the Committee will also consider meeting attendance, meeting participation and ownership of Company stock. The criteria and selection process are not standardized and may vary from time to time. Relevant experience in business, government, the financial industry, education and other areas are prime measures for any nominee. The Committee will consider individuals for Board membership that are proposed by shareholders in accordance with the provisions of the Company’s By-laws. A description of those provisions can be found under “Shareholder Proposals and Nominations.” The Committee will consider individuals proposed by shareholders under the same criteria as all other individuals.

      By February of each year, the Committee will meet and make its recommendations to the Board of its proposed slate of directors for the class of directors to be elected at the next annual meeting; the date, time and place of the annual meeting and the matters to be placed on the agenda for the annual meeting.

Corporate Governance and Director Independence:

      The Company has adopted Governance Guidelines. Those guidelines and the charters for the Audit Committee, Compensation and Human Resources Committee and the Committee on Governance/ Directors may be found on the Company’s website at www.commercebank.com/027.html. The Company’s Code of Ethics for Senior Financial Officers can also be found on the website.

      In conjunction with regularly scheduled Board Meetings, the Board of Directors meets in Executive Session without the presence of any non-independent directors or Company Employees. One Executive Session was held in 2003. The Chairman of the Committee on Governance/ Directors serves as Chairman of the Executive Session and functions as the Lead Director to communicate with management and non-independent directors. The Board of Directors plans on conducting at least two Executive Sessions during 2004.

      The Committee on Governance/ Directors has reviewed the independent status of the members of the Board of Directors and each standing Committee. The Committee considered applicable laws and regulations and NASDAQ Rule 4200. The findings of the Committee were reported to the Board of Directors. Based on those findings, the Board of Directors has determined that all directors except for Messrs. David W. Kemper and Jonathan M. Kemper are independent. The Board also determined that Mr. Robert H. West was qualified to serve as the Financial Expert on the Audit Committee and was so designated.

      The Governance Guidelines adopted by the Board of Directors recognize the responsibility of the directors to attend meetings. A board meeting is held each year in conjunction with the annual shareholders meeting at which directors are expected to attend. In 2003 eleven of the thirteen board members attended the annual shareholders’ meeting.

      The Board of Directors held four meetings during 2003. Each director, except Giorgio Balzer and Andrew C. Taylor, attended 75% or more of the total number of meetings of the Board and meetings held by committees of the Board on which the respective director served.

      Directors and officers of the Company and the nominees for directors and their associates have deposit accounts with the subsidiary banks of the Company, and some directors, nominees for directors and officers and their associates also have other transactions with the subsidiary banks, including loans in the ordinary course of business, all of which were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features. All such loans were made pursuant to 12 USC 375(b) and Regulation O promulgated thereunder. As of December 31, 2003, all such loans were current.

      During 2003, subsidiaries of the Company paid Tower Properties Company $1,815,429 in rentals, $559,655 in leasing fees, $43,257 for operation of parking garages, $1,231,999 for building management fees, $1,527,567 for other property construction and repair costs and $102,752 for interest paid on deposits with the Company’s principal banking subsidiary. Messrs. David Kemper and Jonathan Kemper are directors of Tower Properties Company and together with members of their immediate families own beneficially approximately 46% of the outstanding stock of Tower Properties Company.

Director Compensation:

      An employee of the Company or a subsidiary of the Company receives no additional compensation for serving as a director. Non-employee directors of the Company are required to participate in the Stock Purchase Plan for Non-Employee Directors. Under this Plan, all compensation payable to a non-employee director is credited to an account in the name of such director as earned and the Company contributes to the account of such director an additional amount equal to 25% of the compensation credited to the director’s account. As of the last business day of each month, the cash balance is used to purchase from the Company whole shares of common stock of the Company based on the last sale price of the Company’s common stock on such date. Each non-employee director of the Company is paid (as adjusted for the 25% contribution by the Company) the annual retainer of $10,000 (paid on a quarterly basis), fees of $3,000 for each meeting of the Board of Directors attended, and fees of $750 for attendance at each meeting of a committee of which the director was a member and attended. An annual fee of $5,000 is paid to all non-employee committee chairmen.

THE BOARD OF DIRECTORS

RECOMMENDS A VOTE FOR
AN INCREASE IN SHARES AVAILABLE FOR ISSUANCE
UNDER THE COMPANY’S RESTRICTED STOCK PLAN AND
AMENDMENT OF THE COMPANY’S RESTRICTED STOCK PLAN

PROPOSAL TWO

      On February 4, 2000, the Board of Directors adopted an amended and restated Restricted Stock Plan (the “Plan”), which amended and restated the Company’s Restricted Stock Plan, originally adopted in 1991 and subsequently amended and restated in 1996. As amended and restated, the Plan generally provides for restricted stock awards of the Company’s common stock (collectively “Awards”) in an amount not to exceed 366,496 shares, as adjusted for previous stock splits and stock dividends. To date 260,081 shares have been granted under the Plan with 106,415 shares currently available for issuance as of December 31, 2003.

      On October 24, 2003, the Board of Directors unanimously adopted a resolution that a proposal should be submitted to the shareholders for amendments to the Plan that would (i) increase the number of shares of common stock authorized for issuance in Awards by 250,000 shares, thereby authorizing a total of 616,496 shares for issuance under the Plan, with 356,415 shares remaining available for issuance in future Awards, and (ii) allow for Awards issued under the Plan to constitute “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), thereby allowing the Company to disregard the Awards for purposes of the deduction limit under Code Section 162(m) with respect to compensation in excess of $1 million paid in any year to the Company’s Chief Executive Officer or the Company’s four other most highly compensated executive officers. The proposed amendment will provide the Company with available shares to continue to grant future restricted stock awards and it also provides the Company flexibility to place greater emphasis on using restricted stock as an alternative to issuing stock options while maintaining constant compensation levels. The adoption of the amendments to the Plan are subject to the affirmative vote of a majority of the shares of the Company’s common stock, represented in person or by proxy and entitled to vote at the Annual Meeting, assuming a quorum.

      The following paragraphs provide a summary of the principal features of the plan, as amended (the “Amended Plan”), and its operation. This summary is qualified in its entirety by reference to the applicable provisions of the Amended Plan, a copy of which is set forth in the attached Appendix A to this proxy statement.

      Purpose. The purpose of the Amended Plan is to promote the interests of the Company and its shareholders by providing a means, through the grant of Awards, for the Company to retain and attract personnel who contribute to the growth and development of the Company and its subsidiaries by providing additional incentive to such personnel by offering a greater interest in the continued success of the Company through increased stock ownership.

      Stock Subject to the Amended Plan. Under the Amended Plan, the total number of shares of the Company’s common stock authorized for issuance through Awards shall not exceed 616,496, an increase of 250,000 shares from the amount currently authorized under the Plan, which leaves 356,415 shares available for issuance in future Awards. This limitation on the number of shares authorized for issuance will be adjusted proportionately for any increase or decrease in shares resulting from a transaction effected without receipt of consideration by the Company, such as a stock dividend or stock split. The maximum number of shares that may be issued in Awards in any one calendar year to any employee covered under Section 162(m)(3) of the Code is 50,000.

      Administration. The Amended Plan is administered by the Compensation and Human Resources Committee of the Board of Directors (the “Compensation Committee”), which shall consist of two or more directors who are “non-employee directors” under Rule 16b-3(b)(3) promulgated under the Securities and Exchange Act of 1934, as amended, and “outside directors” within the meaning of Treasury Regulation 1.162-27(e)(3)(i), as amended. The Compensation Committee has the full authority in its sole discretion to determine to whom Awards will be granted, the number of shares subject to each Award, the times when Awards may be granted and the times at which any Award restrictions will expire.

      Eligibility. The Compensation Committee may grant Awards to any of the officers, executives and management personnel of the Company or its subsidiaries, after giving consideration to employee duties and contributions and such other factors as the Compensation Committee deems relevant. No member of the Compensation Committee and no member of the Board of Directors, unless such director is also an employee of the Company, is eligible to receive an Award. Approximately 500 employees are eligible to participate in the Amended Plan.

      Grant of Awards. Each Award must be evidenced by one or more stock certificates registered in the name of the individual to whom the Award is granted (the “Participant”) and an agreement entered into between the Company and the Participant. The terms of such agreement may include the number of shares issued in the Award and a related restriction period of not more than 10 years. An Award vests upon lapse of the Award’s restriction period. Shares issued in Awards are also subject to transfer restrictions, which prohibit the shares from being transferred, assigned or otherwise disposed of during the Award’s restriction period.

      In determining the vesting schedule for each Award, the Compensation Committee may impose conditions to vesting, as it deems appropriate. For example, the Compensation Committee may (but is not required to) provide that restricted stock will vest only if one or more performance goals are achieved. In order for an Award to qualify as “performance-based” under Section 162(m) of the Code, the Compensation Committee must use one or more of the following measures in setting the performance goals under the Amended Plan: (1) revenue, (2) earnings, (3) earnings per share, (4) pre-tax earnings and net profits, (5) stock price, (6) market share, (7) costs, (8) return on equity, (9) efficiency ratio, (10) asset management, (11) asset quality, (12) asset growth, and (13) budget achievement. These performance measures are set forth in the Amended Plan.

      Performance goals may vary from participant to participant and may be set for the Company as a whole, for its various groups, divisions, subsidiaries and affiliates and may be established as a comparison to peers. No Award that is intended to qualify as “performance-based” shall be paid before the Compensation Committee certifies that the participant met the requirements of the performance goal. Any performance goal will be sufficiently objective such that a third party having knowledge of the relevant facts could determine whether the performance goal has been met.

      Lapse of Restrictions. If a Participant’s employment terminates by reason of death or disability, the restriction period will be deemed to have lapsed on that part of the Award which equals the portion of the restriction period completed before the death or disability. If a Participant retires in a manner provided for under the Amended Plan before the end of the restriction period, then on the date on which the restriction period ends, the Participant will become fully vested in the part of the Award equaling the portion of the restriction period completed before retirement.

      Rights as a Shareholder. Participants have the right to receive cash dividends during any restriction period, vote the common stock subject to an Award and enjoy most other shareholder rights. Participants may not receive delivery of stock certificates until after the related restriction period has lapsed and may not sell, transfer, pledge, exchange or otherwise dispose of common stock issued under an Award during the related restriction period.

      Change in Control. In the event of a transaction which results in a Change in Control, as defined by the Amended Plan, the restrictions applicable to any Award shall lapse and such Award shall become fully vested and transferable.

      Amended Plan Benefits. The Compensation Committee has the sole discretion to determine who shall be granted Awards, as well as the size and restrictions of such Awards. For this reason, the Company cannot determine the number of Awards that might be received by Participants as a result of this proposed amendment. The Committee has the ability to grant Awards consisting solely of restricted stock or restricted stock in combination with stock options. The increased shares will permit the committee to grant more restricted stock and fewer stock options. The following table sets forth, as of December 31, 2003, the total number of Awards granted to each of the following persons and groups since the original inception of the Plan in 1991.

	Number of
	Shares of	Dollar Value
	Restricted Stock	of Restricted
Name and Position	Granted(1)	Stock($)(2)

David W. Kemper	18,661	$597,999
Jonathan M. Kemper	6,544	$209,926
Seth M. Leadbeater	10,278	$204,712
V. Raymond Stranghoener	2,560	$91,638
Kevin G. Barth	8,740	$211,362
Executive Officer Group	118,126	$2,657,227
Non-Executive Employee Group	179,071	$4,529,396

(1)	The Executive Officer Group total includes grants to the named executives officers of the Company. The Non-Executive Employee Group total includes all other grants to employees, including amounts granted to employees who are no longer employed by the Company. All the grants provided for a restriction period of five years.

(2)	Based upon fair market value at the date of the grant of the Award.

      Federal Income Tax Information. The following discussion of tax issues deals with general tax principles and is intended for general information only. Alternative minimum tax and state, local and foreign income taxes are not discussed. This discussion is not to be construed as tax advice.

      Participants are not required to recognize income upon the grant of an Award, unless the Participant makes an election, under Section 83(b) of the Code, to be taxed at the time of the Award. For Participants who do not make an election under Section 83(b) of the Code, when the restriction period lapses, the Participant must recognize ordinary income in an amount equal to the fair market value of the shares at that time. Any disposition of shares by a Participant after the lapse of the restriction period may result in the recognition of capital gain or loss (long-term or short-term depending upon the length of time the shares are held by the Participant after all related restriction periods have lapsed). Dividends paid in cash and received by a Participant during the restriction period will constitute ordinary income to the Participant. Any dividends paid in stock during the restriction period will be treated as an Award of additional restricted stock subject to the tax treatment described herein.

      If a Participant does make an election under Section 83(b) of the Code to be taxed at the time of the Award, the Participant will be required to recognize ordinary income at the time of the Award in an amount equal to the excess of the fair market value of the shares at that time over the amount paid by the Participant, if any, for the shares. In such a case, no additional income is recognized by the Participant upon the lapse of the restrictions on the shares. If the shares are forfeited during the restriction period, the Participant may not deduct the income recognized at the time of the receipt of the shares, and will have a capital loss equal to the amount paid, if any, for the shares. Any dividend income received after an election under Section 83(b) of the Code will be treated as ordinary income, which should qualify as a qualified dividend.

      The Company is entitled to a tax deduction for an Award in an amount equal to the ordinary income realized by the Participant at any time the Participant recognizes such ordinary income, subject to certain limitations. One such limitation is Section 162(m) of the Code, which contains special rules regarding the federal income tax deductibility of compensation paid to the Company’s Chief Executive Officer and to each of the other four most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1 million. The Company can preserve the deductibility of certain compensation in excess of $1 million, however, if the Company complies with conditions imposed by Section 162(m) of the Code. The Amended Plan is designed to permit the Compensation Committee to grant Awards that will satisfy the requirements of Section 162(m).

      Any Participant entitled to receive shares pursuant to an Award will be given notice by the Company to permit such Participant to make a cash payment to the Company for applicable withholding taxes. The Company may defer making delivery of the certificate representing the shares until indemnified with respect to any such withholding tax. A Participant may satisfy the Participant’s obligation to pay the Company withholding taxes, in whole or in part, by electing to have the Company withhold shares of common stock having a value equal to the amount required to be withheld. The Compensation Committee may disapprove any such election or may suspend or terminate the right to make such elections.

      Amendments. The Board of Directors may, by resolution, amend the Amended Plan except that, shareholder approval must be obtained for any such amendment if required by the Amended Plan or any other applicable law, rule or regulation.

      THE BOARD OF DIRECTORS CONSIDERS THE PROPOSED AMENDMENT TO THE RESTRICTED STOCK PLAN TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE AMENDMENT OF THE RESTRICTED STOCK PLAN.

THE BOARD OF DIRECTORS

RECOMMENDS A VOTE FOR
RATIFICATION OF THE SELECTION OF
KPMG LLC AS THE INDEPENDENT PUBLIC ACCOUNTANTS

PROPOSAL THREE

      Pursuant to the Sarbanes-Oxley Act of 2002 the Audit Committee of the Company is responsible for the selection and approval of the Company’s public accountants for the purpose of the examination and audit of the Company’s financial statements for 2004. The Audit Committee has also adopted a procedure for the preapproval of non-audit services. The Audit Committee has selected and the Board of Directors has ratified the selection of KPMG LLP as the firm to conduct the audit of the financial statements of the Company and its subsidiaries for 2004. This selection is presented to the shareholders for ratification, however, the failure of the shareholders to ratify the selection will not change the engagement of KPMG LLP for 2004. The Audit Committee will consider the vote of the shareholders for future engagements. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions. The representatives will also be provided an opportunity to make a statement.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF KPMG LLP.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements:

      The Company has a Severance Agreement with each of David W. Kemper, Jonathan M. Kemper, Seth M. Leadbeater, V. Raymond Stranghoener and Kevin G. Barth which provides, among other things, that if his employment is terminated by the Corporation without “cause” or by him for “good reason” either during the twelve months before or the three years after a “change in control,” or if he voluntarily terminates for any reason during the 30 days following one year after a “change of control,” he shall receive three times the sum of his annualized base salary in effect twelve months prior to the “change in control,” and his average annual bonus for the prior three years; the greater of his actual bonus for the preceding first year or his target bonus for the current year (prorated for the year in which the termination occurs); and continuation of health and welfare benefits for him and his spouse for three years or until age 65 if sooner, at a cost equal to such rates paid from time to time by similarly situated employees of the Corporation, “grossed up” to cover any excise tax imposed by Section 4999 of the Internal Revenue Code.

Executive Compensation:

      The following information is given as to the Chief Executive Officer (“CEO”) and as to each of the four most highly compensated executive officers of the Company, other than the CEO, who received total cash compensation of more than $100,000, during the fiscal year ended December 31, 2003.

Summary Compensation Table

					Long Term Compensation

					Awards		Payouts
	Annual Compensation
					(f)	(g)
				(e)	Restricted	Securities	(h)	(i)
		(c)	(d)	Other Annual	Stock	Underlying	LTIP	All Other
(a)	(b)	Salary	Bonus	Compensation	Awards(2)	Options/SARs	Payouts	Compensation(1)
Name and Principal Position	Year	($)	($)	($)	($)	(#)	($)	$

David W. Kemper	2003	691,150	521,000	0	158,841	89,250	0	78,527
Chairman, President &	2002	658,200	496,000	0	115,530	93,712	0	78,720
CEO	2001	632,850	360,000	0	166,238	84,506	0	52,565
Commerce Bancshares, Inc.

Jonathan M. Kemper	2003	359,000	181,000	0	55,511	37,800	0	12,621
Vice Chairman	2002	345,125	173,400	0	40,421	37,587	0	10,283
Commerce Bancshares, Inc.	2001	331,750	126,000	0	59,494	35,044	0	49,336

Seth M. Leadbeater	2003	270,000	136,000	0	41,828	17,850	0	8,355
Executive Vice President	2002	259,375	130,600	0	30,165	18,742	0	6,437
Commerce Bancshares, Inc.	2001	248,750	94,000	0	43,745	17,363	0	17,872

V. Raymond Stranghoener	2003	235,900	107,700	0	32,080	14,700	0	8,215
Senior Vice President	2002	226,829	100,200	0	26,934	15,435	0	6,304
Commerce Bancshares, Inc.	2001	217,938	84,000	0	32,667	15,048	0	7,468

Kevin G. Barth	2003	226,875	112,000	0	34,739	14,700	0	9,493
Senior Vice President,	2002	214,005	108,500	0	24,996	13,230	0	7,529
Commerce Bancshares, Inc.	2001	200,640	78,000	0	27,995	11,576	0	8,225

(1)	All Other Compensation (i) mainly includes the total of the amounts allocated or contributed by the Company to the CERP and 401(k) Plans for the benefit of these individuals. For 2003, this is based on a maximum of 1.2% of salary in column (c) for the 401(k) Plan plus the amount allocated to each individual under the CERP Plan. For 2003, those amounts for the CERP and 401(k), respectively, are as follows: David W. Kemper — $69,910 and $7,375; Jonathan M. Kemper — $4,004 and $7,375; Seth M. Leadbeater — $(0) and $7,375; V. Raymond Stranghoener — $(0) and $7,375; and Kevin G. Barth — $1,769 and $7,375. Other amounts are for the Group Term Insurance Plan of the Company.

(2)	As of December 31, 2003, the total number of shares and their market value (based on the closing market price at December 31, 2003) of restricted stock held by each of the named executive officers were as follows: David W. Kemper — 18,661 shares valued at $914,762; Jonathan M. Kemper — 6,544 shares valued at $320,787; Seth M. Leadbeater — 4,784 shares valued at $234,512; V. Raymond Stranghoener — 2,560 shares valued at $125,491; and Kevin G. Barth — 3,257 shares valued at $159,658. The Company’s practice is to pay dividends on restricted shares directly to the officers awarded the shares.

Option/ SAR Grants in Last Fiscal Year

Individual Grants					Potential Realizable
					Value at Assumed
	(b)				Annual Rates of Stock
	Number of	(c)			Price Appreciation for
	Securities	% of Total			Option Term
	Underlying	Options/SARS	(d)
	Options/SARS	Granted to	Exercise or	(e)	(f)	(g)
(a)	Granted	Employees in	Base Price	Expiration	5%	10%
Name	(#)	Fiscal Year	($/SH)	Date	($)	($)

David W. Kemper	89,250	15.69%	35.4476	3/6/2013	1,989,633	5,042,123

Jonathan M. Kemper	37,800	6.65%	35.4476	3/6/2013	842,668	2,135,487

Seth M. Leadbeater	17,850	3.14%	35.4476	3/6/2013	397,927	1,008,425

V. Raymond Stranghoener	14,700	2.58%	35.4476	3/6/2013	327,704	830,467

Kevin G. Barth	14,700	2.58%	35.4476	3/6/2013	327,704	830,467

      Options granted (column b) include only Non-Qualified Stock Options. All substantive terms are identical — four (4) equal vesting periods with 25% exercisable at date of grant and an additional 25% exercisable on each anniversary date thereof. The exercise price is defined as the closing market price on the date of grant, and the options are not exercisable following voluntary termination. The options are not assignable but may be exercised by the optionee’s estate or beneficiary, subject to certain limitations, in the case of the death of the optionee.

Aggregated Options/ SAR Exercises in Last Fiscal Year and FY-End Option/ SAR Values

			(d)	(e)
			Number of Securities	Value of Unexercised
	(b)		Underlying Unexercised	In-the-Money
	Shares	(c)	Options/SARS at	Options/SARS at
	Acquired	Value	FY-End	FY-End
(a)	on Exercise	Realized	(#)	($)
Name	(#)	($)	Exercisable/Unexercisable	Exercisable/Unexercisable

David W. Kemper	0	0	369,792	6,481,684
			134,919	1,716,988

Jonathan M. Kemper	47,043	1,360,736	272,213	6,433,491
			56,904	726,023

Seth M. Leadbeater	27,687	746,734	127,457	2,824,273
			27,097	345,084

V. Raymond Stranghoener	0	0	26,153	375,671
			22,504	286,983

Kevin G. Barth	0	0	65,615	1,444,278
			20,533	262,452

Equity Compensation Plan Information:

      The following table provides information as of December 31, 2003, with respect to compensation plans under which common shares of Commerce Bancshares, Inc. are authorized for issuance to certain officers in exchange for services provided. These compensation plans include: (1) the Commerce Bancshares, Inc. Incentive Stock Option Plan of 1986, (2) the Commerce Bancshares, Inc. 1987 Non-Qualified Stock Option Plan, (3) the Commerce Bancshares, Inc. 1996 Incentive Stock Option Plan, (4) the Commerce Bancshares, Inc. Restricted Stock Plan, (5) the Commerce Bancshares, Inc. Stock Purchase Plan for Non-Employee Directors and (6) the Commerce Bancshares, Inc. Executive Incentive Compensation Plan (deferred compensation plan). All of these compensation plans were approved by the Company’s shareholders.

(c)
Number of
Common Shares
Remaining
Available for Future
	(a)		Issuance Under
	Number of Common	(b)	Equity
	Shares to be Issued	Weighted Average	Compensation Plans
	upon Exercise of	Exercise Price of	(Excluding Shares
	Outstanding Options,	Outstanding Options,	Reflected in
	Warrants and Rights	Warrants and Rights	Column(a))

Plan category

Equity compensation plans approved by shareholders	3,778,237 (1)	$29.99 (2)	2,671,956 (3)

Equity compensation plans not approved by shareholders	—	—	—

Total	3,778,237	$29.99	2,671,956

(1)	Includes an aggregate of 3,701,686 common shares issuable upon exercise of options granted under the option plans and 76,551 common shares allocated to participants’ accounts under the deferred compensation plan.

(2)	Represents the weighted average exercise price of outstanding options under the option plans.

(3)	Includes 2,300,512 common shares remaining available under the option plans, 106,415 common shares available under the restricted stock plan, 145,089 shares available under the directors stock purchase plan, and 119,940 shares under the deferred compensation plan.

Performance Graph:

Five Year Cumulative Total Return

	1998	1999	2000	2001	2002	2003

Commerce CBSH	100.00	85.03	114.06	111.71	120.01	160.08

NASDAQ Financial	100.00	99.34	107.40	117.96	121.48	164.30

S&P 500	100.00	121.11	110.34	97.32	75.75	97.51

Assumes $100 invested 12/31/98 with dividends reinvested on a Total Return basis with Commerce (CBSH) compared to the above named indices.

Retirement Benefits:

      The Company maintains the Commerce Bancshares Restated Retirement Plan (“Retirement Plan”). All employees hired on or before June 30, 2003 are eligible to participate on the later of January 1st or July 1st after completion of one year of service and the attainment of age 21. The Retirement Plan provides benefits based upon earnings, age and years of participation. The Retirement Plan was amended effective July 1, 2003 to limit participation in the Retirement Plan to employees who were hired on or before June 30, 2003.

      The annual benefit is determined under a cash balance formula effective January 1, 1995. Under the cash balance formula, a retirement account balance is maintained for each participant. At the end of each plan year beginning after December 31, 1994, the participant’s account is credited with an amount equal to a percentage of total pay for the year plus the same percentage of pay in excess of 50% of the Social Security taxable wage base for the year. Pay for this purpose is limited by Section 401(a)(17) of the Code. The applicable percentage is determined by the sum of the participant’s age and years of participation at the beginning of the plan year, and ranges from 1% for a sum of less than 30 to 4% for a sum of 75 or more. Interest is credited to the participant’s account at the end of each plan year beginning after 1995 at a rate not less than 5% of the account balance at the end of the prior plan year (for 2003, the rate of interest was 5%). At retirement, the retirement account balance is converted to various annual benefit options based on actuarial factors defined in the Retirement Plan.

      In addition, the participant shall receive an annual benefit equal to his annual benefit accrued through December 31, 1994 under the Retirement Plan’s prior formula, adjusted for increases in the cost of living (but not in excess of 4% per year) for each year of participation after December 31, 1994. Certain executive members of the Retirement Plan will receive a special minimum benefit based on the final five-year average pay and years of service (this provision is subject to IRS approval, which has been requested).

      This Retirement Plan is fully paid for by the Company and employees covered by the Retirement Plan become fully vested after five years of service. The normal retirement age under the Retirement Plan is 65. Reduced benefits are available as early as age 55. Messrs. David Kemper, Jonathan Kemper, Leadbeater, Stranghoener and Barth have, respectively, 24, 21, 13, 3 and 19 years of service as of December 31, 2003.

      Compensation covered by the Retirement Plan for 2003 includes salary (as reported in the Summary Compensation Schedule) and was limited by Section 401(a)(17) of the Internal Revenue Code to $200,000. The compensation for 2003 covered by the Retirement Plan was: Mr. David Kemper $200,000; Mr. Jonathan Kemper $200,000; Mr. Leadbeater $200,000; Mr. Stranghoener $200,000 and Mr. Barth $200,000.

      The estimated annual benefits payable at normal retirement age for Messrs. David Kemper, Jonathan Kemper, Leadbeater, Stranghoener and Barth are $135,217, $123,091, $78,526, $39,273 and $81,059, respectively. These benefits assume the election of a retirement allowance payable as a straight life annuity to the participant.

      The Company also maintains the Commerce Executive Retirement Plan (“CERP”), effective January 1, 1995, to provide non-qualified deferred compensation for a select group of executives. The CERP is unfunded; benefits are payable from the assets of the Company. The Board of Directors may designate the CEO as a participant; other participants are selected by the CEO.

      A participant’s benefit under the CERP is the amount by which (1) exceeds (2), where (1) is the benefit that would be payable under the Commerce Bancshares Retirement Plan if that benefit were calculated using the participant’s total pay including any bonus deferred under a non-qualified deferred compensation plan maintained by the Company and without regard to the pay limit of Section 401(a)(17) of the Internal Revenue Code and (2) is the benefit actually payable under the Commerce Bancshares Retirement Plan.

      Compensation covered by the CERP for 2003 includes salary and bonuses as reported in the Summary Compensation Schedule. The compensation for 2003 covered by the CERP was: Mr. David Kemper $1,192,816; Mr. Jonathan Kemper $533,400; Mr. Leadbeater $401,600; Mr. Stranghoener $337,100 and Mr. Barth $311,375.

      The estimated annual benefits payable under the CERP at normal retirement age for Messrs. David Kemper, Jonathan Kemper, Leadbeater, Stranghoener and Barth are $237,194, $61,854, $2,150, $905 and $34,380, respectively. These benefits assume the election of a retirement allowance payable as a straight life annuity to the participant.

Committee Report on Executive Compensation:

      The Company’s executive compensation policy is intended to be competitive with bank holding companies in geographic proximity, comparable asset size, and considered as direct competitors with the Company, so that total compensation received by the executive officers of the Company is believed to be comparable on a long-term basis. The policy is also intended to offer an incentive for performance to the Company’s executive officers and managers, including the chief executive officer and the four other most highly paid executive officers (collectively with the chief executive officer, the “senior executives”). The overall compensation program is designed to retain and reward on both a short and long-term basis. In the case of the Chief Executive Officer, the Committee pays particular attention to the total compensation paid to the chief executive officers of the competing bank holding companies described above but taking into consideration the relative size of the companies and their financial returns. Statistical measurements including earnings per share, return on assets, return on equity, net income, and asset quality are considered over a one to five year time frame but not weighted in regard to base salary considerations.

      During 2003, the four members of the Compensation and Human Resources Committee were all non-employee directors. The principal elements of the Company’s executive compensation program for the fiscal year ended December 31, 2003, applicable to the Company’s executive officers, including the senior executives, were:

(1) Base salary levels are reviewed and determined annually. Consideration is given to the scope of responsibilities and to the similarity of positions with immediate competitors. In this regard, comparison is made with the compensation paid to the top five officers of comparable bank holding companies which, by virtue of their location, are considered immediate competitors. Factors included in the comparison are relative size of companies, the financial results obtained, both currently and over a period of time, and the experience and responsibility of the individuals. In addition, the Committee reviews individual performance ratings, being the result of reviews conducted by an officer’s superior. The Committee also considers responsibility changes, taking into account outstanding or improved performance. The Committee approves salary increases and salary levels after consideration of both internal and external information as set forth above. In establishing base salaries, the Committee does not assign any weight to any particular factor. Additionally, the Committee reviewed national survey data and competitor data prior to recommending base salary increases during 2003.

(2) Cash Bonus awards are considered annually. In awarding bonus payments, factors considered by the Compensation Committee include: (i) a review of the Company’s financial performance as determined by the level of overall net income, as well as key statistical measurements, return on assets, return on equity, asset quality and asset growth, as compared to internal trends and selected competitors; (ii) the value created for shareholders in both the most recent year and over the latest five-year period as determined by market price of the Company stock compared to the NASDAQ financial indices; and (iii) the performance of individuals, to the extent measurable, in meeting budget expectations. The Committee has established performance targets that affect the granting of and size of a bonus for the top executives of the Company. Performance of the Company in relation to competitors’ performance is considered but not weighted in the granting of a bonus. The Chief Executive Officer is also subject to the previous measurements. Bonuses earned as a percentage of base salary for executive officers for 2003 performance ranged from 74.3% (in the case of the chief executive officer) to 2.3%.

(3) Stock Options are also awarded annually. They are awarded to provide individuals with long-term incentives for profitable growth and closer align the Company’s senior executives with the interest of the Company’s shareholders. Retention and long-term reward are both factors considered in granting stock options. The Company has implemented targeted guidelines in determining option awards to all participants in the option program including senior executives. Targeted percents range from 25% to 600% of base pay depending on the grade of the individual officer. Targeted percents may be exceeded when individual participants’ performance exceed expectations. In addition to stock options, the Company also utilizes restricted stock to reward and retain key managers.

      The overall executive compensation policy described above also applies to the compensation of the Chief Executive Officer. The Compensation and Human Resources Committee reviews Mr. David Kemper’s performance each year and makes recommendations to the board for any increases. Mr. Kemper completes a self-appraisal which the Committee considers before making its final recommendation. Several factors are considered in the review of Mr. Kemper’s performance with an overall focus on the increase in the franchise value of the company. Besides financial performance the Committee also considered factors such as growth in the human capital of the organization, the continued reinvestment and improvement of the company’s product offerings and the overall focus on risk management.

      The Commerce Bancshares, Inc. Executive Incentive Compensation Plan was amended in 2002 to comply with the Section 162(m) of the Code. This Code section applies to the compensation paid to the executive officers of the Company named in the Summary Compensation Table. In 2003, the chief executive officer exceeded $1,000,000 in taxable compensation as defined in Section 162(m) and all compensation paid qualifies as performance-based compensation within the meaning of the Code and the regulations thereunder.

      The Non-Qualified Stock Option Plan was amended in 1995 to provide for a formula to determine the maximum number of options which may be granted in any one year to any one person, which means any income recognized on the exercise of a non-qualified stock option will qualify as “performance-based compensation” and will not be included in determining the compensation which is limited to $1,000,000.

      Executives other than senior executives also participate in both the bonus and stock option programs. Other elements of compensation offered to the senior executives and to all other eligible employees include participation in a 401(k) deferred contribution plan and a Non-Qualified Deferred Compensation Plan.

      Submitted by the Compensation and Human Resources Committee of the Company’s Board of Directors:

Andrew C. Taylor	Giorgio Balzer	Mary Ann Van Lokeren	Terry O. Meek

Audit Committee Report:

      The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s accounting, auditing and financial reporting processes. As noted under the Corporate Governance and Director Independence section of this report, the Board of Directors has determined that all members of the Audit Committee are “independent.” The Audit Committee operates pursuant to a Charter that was last amended and restated by the Board on January 30, 2004. As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee is directly responsible for the compensation, appointment and oversight of KPMG LLP, the independent auditor for the Company. KPMG LLP is responsible for performing an independent audit of the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

      Members of the Audit Committee include Robert H. West (Chairman), James B. Hebenstreit, Benjamin F. Rassieur, III, Thomas A. McDonnell, and John R. Capps. Mr. West is designated as an “audit committee financial expert” within the meaning of that term as defined by the Securities and Exchange Commission pursuant to Section 407 of the Sarbanes-Oxley Act of 2002. The Audit Committee’s responsibility is one of oversight. Members of the Audit Committee rely on the information provided and the representations made to them by: (i) management, which has primary responsibility for establishing and maintaining appropriate internal financial controls, and for Commerce Bancshares, Inc. financial statements and reports and (ii) the external auditor, which is responsible for expressing an opinion that the financial statements have been prepared in accordance with generally accepted accounting principles, and that the audit of the Company’s financial statements by the external auditor has been carried out in accordance with generally accepted auditing standards.

      In this context the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors as of December 31, 2003. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standard No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, as amended by the Independence Standards Board. The Audit Committee has considered the compatibility of non-audit services with the auditors’ independence and has discussed with the external auditors their independence.

      Based on the reviews and discussions described in this report, and exercising the Audit Committee’s business judgment, the Audit Committee recommends to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 to be filed with the Securities and Exchange Commission.

      The Audit Committee has selected KPMG LLP as the Company’s external auditors for fiscal 2004. Audit, audit-related and any permitted non-audit services provided to Commerce Bancshares, Inc. by KPMG LLP are subject to pre-approval by the Audit Committee.

SUBMITTED BY THE AUDIT COMMITTEE OF THE COMPANY’S BOARD OF DIRECTORS

Robert H. West	James B. Hebenstreit	Benjamin F. Rassieur, III	Thomas A. McDonnell	John R. Capps
January 30, 2004

Pre-approval of Services by the External Auditor:

      The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services provided by Commerce Bancshares, Inc.’s external auditor. Annually the Audit Committee will review and approve the audit services to be performed along with other permitted services including audit-related and tax services to be provided by its external auditor. The Audit Committee may pre-approve certain recurring designated services where appropriate and also services for individual projects that do not exceed $25,000.

      Proposed engagements that do not meet these criteria are presented to the Audit Committee at its next regular meeting or, if earlier consideration is required, to one or more if its members. The member or members to whom such authority is delegated shall report any specific approval of services at the next regular Audit Committee meeting. The Audit Committee will regularly review summary reports detailing all services provided to Commerce Bancshares, Inc. by its external auditor.

Fees Paid to KPMG LLP

      The following is a summary of fees billed by KPMG LLP for professional services rendered during the fiscal years ended December 31, 2002 and 2003. During 2003 all fees paid to the Company’s external auditor were pre-approved by the Audit Committee.

	2002	2003

Audit fees	$373,000	$383,620
Audit related fees	35,000	49,400
Tax fees	1,136,036	1,229,417
All other fees	92,730	19,170

Total	$1,636,766	$1,681,607

      The audit fees billed by KPMG LLP are for professional services rendered for the audits of the Company’s annual consolidated financial statements for each fiscal year, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year. Audit fees also include audits of several venture capital subsidiaries and a mortgage banking subsidiary.

      Audit related fees are for services rendered for the audits of the Company’s benefit plans and agreed upon examination procedures relating to the Company’s trust operations. Tax services include both review and preparation of corporate income tax returns and tax consulting services. All other fees include accounting advice and other agreed upon examination procedures engagements.

Compensation Committee Interlocks and Insider Participation:

      During 2003, the Compensation and Human Resources Committee consisted of four members of the Board of Directors of the Company, none of whom were officers of the Company. During 2003, the Committee consisted of Ms. Mary Ann Van Lokeren and Messrs. Giorgio Balzer, Terry O. Meek and Andrew C. Taylor.

Section 16(a) Beneficial Ownership Reporting Compliance:

      Pursuant to Section 16 of the Securities Exchange Act of 1934, the Company’s Directors and certain executive officers are required to report, within specified due dates, their initial ownership of the Company’s common stocks and all subsequent acquisitions, dispositions or other transfers of interest in such securities, if and to the extent reportable events occur which require reporting by such due dates. The Company is required to identify in its proxy statement whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. Based on that review, all of the Company’s directors and all executive officers subject to the reporting requirements satisfied such requirements in full, except for delinquent filings due to clerical errors for the following: for Kevin G. Barth an amended Form 5 was filed to correct Executive Incentive Compensation Plan transactions; for David W. Kemper an amended Form 5 was filed, corrections were made to various holdings related to family trusts, and certain 2003 transactions related to the Executive Incentive Compensation Plan were reported; for Jonathan M. Kemper an amended Form 5 was filed, an interest was reported in Tower Properties Company, and certain 2003 Executive Incentive Compensation Plan transactions were reported; for Charles G. Kim a delinquent Form 4 was filed to report a sale of stock; for Robert J. Rauscher a delinquent Form 4 was filed to report an option exercise; for L.W. Stolzer a delinquent Form 4 was filed to report his spouse’s acquisition of stock through the Commerce Bancshares, Inc. Non-Employee Directors Stock Purchase Plan; and for William A. Sullins, Jr. a delinquent Form 4 was filed to report an option grant and a restricted stock award.

Shareholder Proposals and Nominations:

      Proposals of shareholders pursuant to Rule 14a-8 for inclusion in the proxy statement for the annual meeting of shareholders to be held on April 20, 2005, must be received by the Company at its principal offices not later than November 12, 2004. For proposals other than those submitted pursuant to Rule 14a-8, the Company’s By-laws provide that shareholders must give timely written notice to the Secretary of the Company of a nomination for director or before bringing any business before the annual meeting. Notice of nominations and shareholder proposals for the annual meeting to be held on April 20, 2005 must be received by the Secretary no later than February 20, 2005 nor before January 21, 2005. To be considered, the notice must contain the name and record address of the shareholder; the class or series and number of shares of capital stock of the Company owned beneficially or of record by the shareholder; a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) or shareholder proposal is made; and a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the person or bring the business proposal before the meeting. For shareholder proposals, the notice must also set forth a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting and any material interest of such shareholder in such business. For nominations, the notice must also set forth as to each person the shareholder proposes to nominate for election as a director the name, age, business and residence address of the person; the principal occupation or employment of the person; the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by the person and any other information relating to the person nominated or the nominating shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities and Exchange Act of 1934. Such notice must also be accompanied by a written consent of each proposed nominee to be named a nominee and to serve as a director if elected.

Shareholder Communications:

      The Board has not adopted a formal policy or process for shareholder communications. However, the Company has a longstanding policy that shareholders may communicate to the Board or any individual director through the Secretary of the Company. The Secretary will forward all such communications to the Board or any individual director. The Secretary will not forward any communications that: (i) constitute commercial advertising of products; (ii) contain offensive language or material; (iii) are not legible or coherent; or (iv) are in the nature of customer complaints that can be handled by Company management. A formal adoption of a policy in line with the current Company policy will be considered by the Committee on Governance/ Directors.

Other Matters:

      The management does not know of any matter or business to come before the meeting other than that referred to in the notice of meeting but it is intended that, as to any such other matter or business, the person named in the accompanying proxy will vote said proxy in accordance with the judgment of the person or persons voting the same.

Electronic Access to Proxy Statement and Annual Report:

      This proxy statement and the 2003 annual report are available on the Company’s Internet site at http://www.commercebank.com/ir. Most Shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

      Shareholders of record can choose this option and save the Company the cost of producing and mailing these documents by filling out the online consent form by logging on to the sign-up website at http://www.econsent.com/cbsh. Shareholders who choose to view future proxy statements and annual reports over the Internet will receive an e-mail message next year with instructions containing the Internet address of those materials. The election may be withdrawn at any time by accessing your account on the website and changing the election. Shareholders do not have to elect Internet access each year.

      Shareholders who hold their Company stock through a bank, broker or other holder of record, should refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

      Some Shareholders who hold their Company stock through a bank, broker or other holder of record and who elect electronic access will receive an e-mail next year containing the Internet address to use to access the Company’s proxy statement and annual report.

By Order of the Board of Directors

J. DANIEL STINNETT
Secretary

March 12, 2004

APPENDIX A

AMENDED AND RESTATED

COMMERCE BANCSHARES, INC.
RESTRICTED STOCK PLAN

      This Restricted Stock Plan originally adopted by Commerce Bancshares, Inc. on the 4th day of October, 1991 is restated with all amendments as of April 21, 2004.

1.	Definitions.

      a. “Company” shall mean Commerce Bancshares, Inc., a Missouri corporation.

      b. “Common Stock” shall mean shares of the Company’s $5 par value common stock.

      c. “Subsidiary” shall mean any corporation in which the Company owns or hereafter owns, directly or indirectly, stock possessing not less than 50% of the total combined voting power of all classes of stock in such corporation.

      d. “Restricted Stock Awards” or “Awards” shall mean Awards of Common Stock granted pursuant to the Plan.

      e. “Plan” means the Commerce Bancshares, Inc. Restricted Stock Plan as described herein.

      f. “Committee” shall mean the Compensation and Human Resources Committee of the Board of Directors of the Company, which shall consist solely of two or more directors who are “non-employee directors” under Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended, or any successor provision thereto, and “outside directors” within the meaning of Treasury Regulation 1.162-27(e)(3)(i).

      g. “Participant” means individual to whom an Award is granted.

      h. “Restriction Period” means the duration of time over which a Restricted Stock Award is to vest as determined by the Committee.

      i. “Qualifying Retirement” shall mean retirement of a Participant who has (i) attained the age of 60 and (ii) agreed to the terms of the covenant not to compete set forth in the Agreement.

      j. “Agreement” shall mean the Commerce Bancshares, Inc. Restricted Stock Award Agreement.

      k. “Performance Goals” shall mean revenue, earnings, earnings per share, pre-tax earnings and net profits, stock price, market share, costs, return on equity, efficiency ratio (non-interest expense, divided by total revenue), asset management, asset quality, asset growth and budget achievement. Performance Goals need not be the same with respect to all Covered Employees and may be established separately for the Company as a whole or for its various groups, divisions, subsidiaries and affiliates and may be established as a comparison to peers.

      l. “Covered Employees” shall mean individuals who are covered employees within the meaning of Section 162(m)(3) of the Code.

2.	Purpose.

      The purpose of the Plan is to promote the interests of the Company and its shareholders by providing a means through the grant of Awards hereunder for the Company to retain and attract personnel who contribute to the growth and development of the Company and its Subsidiaries by providing additional incentive to such personnel by offering a greater interest in the continued success of the Company through increased stock ownership.

3.	Stock Subject to Plan.

      Subject to the provisions of Section 7 hereof, the total number of shares of Common Stock subject to Restricted Stock Awards under the Plan shall not exceed 616,496. Shares subject to Awards under the Plan may be either authorized and unissued shares or issued shares which are reacquired by the Company and held in its treasury. Shares which have been awarded but which have been forfeited pursuant to Section 6(d) hereof shall be added to the shares otherwise available for Awards under the Plan. The maximum number of shares of Common Stock that may be granted under Restricted Stock Awards in any one calendar year to any Covered Employee is 50,000.

4.	Administration.

      The Plan shall be administered by the Committee which shall have full authority in its sole discretion to determine the employees of the Company and its Subsidiaries to whom Awards shall be granted, the number of shares subject to each such Award, the time or times at which restrictions relative to such Awards shall otherwise lapse or expire and the time or times when Awards may be granted. All questions of interpretation and application of the Plan and of any Awards granted pursuant hereto shall be determined by the Committee. No member of the Committee shall be liable for any action, determination or interpretation under any provision of the Plan or otherwise if done in good faith and any decision made or action taken by the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be within the absolute discretion of the Committee and shall be conclusive and binding upon all persons.

5.	Eligibility.

      The Committee may select from among the officers, executives and management personnel of the Company or its Subsidiaries those individuals to whom an Award shall be granted, giving consideration to the duties of the respective employees, their contributions to the Company and its Subsidiaries, and such other factors as the Committee shall deem relevant to accomplish the purpose of this Plan. No member of the Committee and no member of the Board of Directors of the Company, unless such director is also an officer or employee of the Company or any Subsidiary, shall be eligible to receive any Restricted Stock Award under this Plan.

6.	Grant of Restricted Stock Awards.

      Each Restricted Stock Award shall be evidenced by one or more stock certificates registered in the name of the Participant and an agreement to be entered into by the Participant and the Company, the terms and conditions of which may include but are not limited to the following:

a. Number of Shares: The agreement shall state the total number of shares of Common Stock to which it pertains.

b. Restriction Period: The Restriction Period for any Award granted under the Plan shall be determined by the Committee and shall have a duration of not more than ten years from the date the Award is granted. An Award is considered to be vested when the restriction period lapses. Upon vesting, the certificate representing such Award shall be delivered to the Participant together with stock power. Restricted Stock Awards may have different Restriction Periods and an Award may provide varying Restriction Periods so as to permit the vesting of an Award in installments in the discretion of the Committee.

c. Transfer Restrictions: A Participant shall be required to deposit the certificate or certificates for all shares of Common Stock received pursuant to an Award together with stock powers or other instruments of transfer appropriately endorsed in blank with the Secretary of the Company. Such shares shall not be sold, exchanged, assigned, transferred, discounted, pledged or otherwise disposed of during the Restriction Period. The shares shall be released from the restrictions described herein, in whole or in installments, at such date or dates as may be determined by the Committee at the time of the Award, and a Participant’s right to have an Award released from the transfer restrictions shall accrue only if the Participant shall have remained in the continuous employment of the Company since the date of the Award.

d. Termination of Employment: In the event that a Participant’s employment terminates by reason of death or the disability (as determined by the Participant establishing his eligibility to receive Social Security disability benefits) of the Participant, the Restriction Period shall be deemed to lapse as of the date of death or disability on that part of the Award which equals the portion of the Restricted Period, measured in full and partial months, completed before the date of death or disability, and the shares of Common Stock constituting such portion of the Award shall be distributed pursuant to subsection (h) hereof in the event of the Participant’s death or to the Participant in the event of disability. The Committee shall in its sole discretion determine any effect of approved leaves of absence and all other matters relating to “continuous employment,” and any such determination shall be final and conclusive. Employment by the Company shall be deemed to include employment by and to continue during any period in which a Participant is in the employment of a Subsidiary.

In the event that a Participant’s termination of employment prior to the end of the Restriction Period constitutes a Qualifying Retirement, and if the Participant complies with the terms of the covenant not to compete set forth in the Agreement, then, on the date on which the Restriction Period ends, Participant shall become fully vested in the part of an Award which equals the portion of the Restriction Period (measured in full and partial months) completed before the date of Qualifying Retirement and shares of Common Stock constituting such portion of the Award shall be delivered to Participant as soon as reasonably practicable thereafter. In such case, the Participant shall forfeit the remainder of the Award at the time of the Qualifying Retirement. The sale or transfer restriction shall continue to apply until the end of the Restriction Period and the portion of the Award that will vest upon the date the Restriction Period ends shall be forfeited if the Participant violates the covenant not to compete. If the Participant dies or becomes disabled (as determined by the Participant establishing his eligibility to receive Social Security disability benefits) after the date of his Qualifying Retirement, but prior to end of the Restriction Period, and if Participant has not violated the terms of the covenant not to compete as set forth in the Agreement, Participant will immediately vest in the portion that Participant would otherwise receive under this paragraph and shares of Common Stock constituting such portion shall be distributed pursuant to subsection (h) hereof in the event of Participant’s death or to Participant in the event of disability.

e. Assignability: Except as provided in subsection (h) of this Section, no benefit payable under or interest in the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements, or torts of any Participant or beneficiary.

f. Rights as a Stockholder: The Participant shall have the right to receive cash dividends during the Restriction Period, to vote Common Stock subject to an Award and to enjoy all other stockholder rights except that (i) the Participant shall not be entitled to delivery of the stock certificate until the Restriction Period shall have lapsed and (ii) the Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Stock during the Restriction Period.

g. Change in Control: Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control the restrictions applicable to any Restricted Stock Award shall lapse, and such Restricted Stock Award shall become free of all restrictions and become fully vested and transferable.

For purposes of the Plan, a “Change in Control” shall mean the happening of any of the following events:

(i) any Person is or becomes the “beneficial owner” (within the meaning of Rule 13d-3 promulgated under Section 13 of the Securities Exchange Act of 1934 (the “Exchange Act”)), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities; or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on August 2, 1996, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors on August 2, 1996 or whose appointment, election or nomination for election was previously so approved; or

(iii) there is consummated a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 80% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its subsidiaries other than in connection with the acquisition by the Company or its subsidiaries of a business) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities; or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 80% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

For purposes of the above definition of Change in Control, “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

h. Designation of Beneficiary: Each Participant who shall be granted a Restricted Stock Award under the Plan may designate a beneficiary or beneficiaries and may change such designation from time to time by filing a written designation of beneficiary with the Secretary of the Company, provided that no such designation shall be effective unless received prior to the death of such Participant. In the absence of such designation or if the beneficiary or beneficiaries so designated shall not survive the Participant, the certificate or certificates evidencing the Award shall be delivered over to the estate of the Participant.

i. Other Provisions: The agreements authorized under this Plan may contain such other provisions as the Committee shall deem advisable.

j. With respect to Covered Employees, individual Restricted Stock Awards may qualify as performance-based compensation. In so qualifying awards, the Committee, in its sole discretion, may set restrictions on the grant of the Award that are based upon the achievement of Performance Goals. With respect to each Restricted Stock Award to a Covered Employee which the Committee determines should qualify as performance-based compensation, the following requirements shall be met:

(i) Each Performance Goal shall be specifically defined in advance by the Committee and may include or exclude specified items of an unusual, non-recurring or extraordinary nature.

(ii) Each Performance Goal must be sufficiently objective that a third party having knowledge of the relevant facts could determine whether the Performance Goal has been met.

(iii) Different Awards may be set by the Committee based on achievement of certain Performance Goals or specified levels of achieving the Performance Goals. However, no Restricted Stock Award shall be paid to any Covered Employee if the applicable minimum Performance Goal(s) are not achieved.

(iv) Performance Goals shall be set by the Committee no later than the earlier of (i) 90 days after the commencement of the period of service to which the Performance Goal relates, or (ii) the end of the period that constitutes the first twenty-five percent (25%) of the period of service to which the Performance Goal relates; provided that the outcome is substantially uncertain at the time the Committee actually establishes the Performance Goal.

(v) The Committee shall have no discretion to increase the amount of compensation that otherwise would be due upon attainment of a Performance Goal, although the Committee may have discretion to deny an award or to adjust downward the compensation payable pursuant to a Restricted Stock Award, as, in the Committee’s sole judgment, is prudent based upon the Committee’s assessment of the Covered Employee’s performance and the Company’s performance during the relevant measuring period.

(vi) Notwithstanding the foregoing, no award shall be paid to a Covered Employee before the Committee certifies in writing that such Covered Employee met the requirements of the applicable Performance Goal.

7.	Changes in Capital Structure.

      The aggregate number of shares of Common Stock on which Awards may be granted to persons participating under the Plan and the number of shares thereof covered by each outstanding Award shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment or the payment of a stock dividend or other increase or decrease in such shares effected without receipt of consideration by the Company; provided, however, that any fractional shares resulting from such adjustment shall be eliminated and any additional certificates evidencing shares of Common Stock to be issued pursuant to a stock dividend or other increase in such shares shall be delivered to and held by the Secretary of the Company subject to the terms of the agreement entered into by the Participant and the Company.

8.	Right of Company to Terminate Employment.

      Neither the establishment of the Plan nor the granting of any Award hereunder shall confer upon the recipient thereof any right to be continued in the employ of the Company or a Subsidiary, and the Company and its Subsidiaries expressly reserve the right to discharge any Participant whenever the interest of the Company or its Subsidiaries may so require without liability to the Company or its Subsidiaries, the Board of Directors of the Company or its Subsidiaries, or the Committee.

9.	Taxes.

      a. The person entitled to receive shares of Common Stock pursuant to the Award will be given notice as far in advance as practicable to permit cash payment for applicable withholding taxes to be made to the

Company. The Company may defer making delivery of the certificate representing the shares until indemnified to its satisfaction with respect to any such withholding tax.

      b. Notwithstanding the foregoing, when an Award shall have vested and a Participant is required to pay to the Company an amount required to be withheld under applicable federal, state, local and payroll taxes, the Participant may satisfy this obligation in whole or in part by electing (the “Election”) to have the Company withhold shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares to be withheld shall be based on the last sale price of the Common Stock as reported by the Automated Quotation System of the National Association of Securities Dealers on the date that the amount of tax to be withheld shall be determined (“Tax Date”). Each Election must be made on or prior to the Tax Date. The Committee may disapprove any Election or may suspend or terminate the right to make Elections. An Election is irrevocable.

10.	Amendment of the Plan.

      The Board of Directors of the Company may, by resolution, amend or revise the Plan except that, without shareholder approval, no such amendment shall increase the maximum aggregate number of shares which may be granted under the Plan except as provided in Section 7 or changes the class of eligible employees, and no such amendment may without the Participant’s consent amend, suspend or terminate rights or obligations pursuant to outstanding Restricted Stock Awards.

11.	Effective Date.

      The Plan shall be effective as of October 4, 1991.

Commerce Bancshares, Inc.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8691
EDISON, NJ 08818-8691

     To our Shareholders:

     Commerce Bancshares, Inc. encourages you to vote your shares electronically this year either by telephone or via the Internet. This will eliminate the need to return your proxy card. You will need your proxy card and Social Security Number (where applicable) when voting your shares electronically. The Voter Control Number that appears in the shaded box below must be used in order to vote by telephone or via the Internet.

     The EquiServe Vote by Telephone and Vote by Internet systems can be accessed 24-hours a day, seven days a week until the day prior to the meeting.

Your vote is important. Please vote immediately.

	Vote-by-Internet [GRAPHIC]		Vote-by-Telephone [GRAPHIC]
	OR
1.	Log on to the Internet and go to	1.	Using a touch-tone phone call
	toll-free http://www.eproxyvote.com/cbsh		1-877-PRX-VOTE (1-877-779-8683)
2.	Enter your Voter Control Number listed above	2.	From outside the United States, call direct
	and follow the easy steps		1-201-536-8073.
	outlined on the secured website.

If you vote over the Internet or by telephone,
please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example	1573

The Board of Directors Recommend A Vote FOR all Nominees and FOR Items 2 and 3.

						FOR	AGAINST	ABSTAIN
1.	Election of Directors.		Nominees:	2.	Approval to increase shares available for issuance under
			Class of 2007		Restricted Stock Plan and
			(1) Thomas A. McDonnell		amendment to the Restricted
			(2) Benjamin F. Rassieur, III		Stock Plan
(3) Andrew C. Taylor
	FOR	WITHHELD	(4) Robert H. West
	ALL NOMINEES	FROM ALL NOMINEES
						FOR	AGAINST	ABSTAIN
				3.	Ratify KPMG as audit and accounting firm

For all nominees except as written above

Mark box at right if you plan to attend the Annual Meeting.

Mark box at right if an address change or comment has been noted on the reverse side of this card.

Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.
Signature: ________________________ Date: __________ Signature:_________________________ Date: __________

IMPORTANT: PLEASE VOTE BY SIGNING YOUR PROXY AND RETURNING IT IN THE
ENVELOPE PROVIDED OR TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING
AS DESCRIBED ON THE REVERSE SIDE.

ANY SHAREHOLDER WHO IS RECEIVING MULTIPLE COPIES OF THE ANNUAL REPORT
AND ANY OTHER MAILINGS FROM COMMERCE BANCSHARES, INC. ARE
ENCOURAGED TO CALL EQUISERVE TRUST COMPANY NA, OUR TRANSFER AGENT, AT
1-800-317-4445 FOR ASSISTANCE IN CONSOLIDATING COMMON OWNERSHIP
POSITIONS. REDUCING MAILINGS WILL IMPROVE THE COMPANY’S OPERATING
EFFICIENCIES. HEARING IMPAIRED#: TDD: 1-800-952-9245.

DETACH HERE

COMMERCE BANCSHARES, INC.

Proxy Solicited on Behalf of the Board of Directors

P R O X Y	The undersigned hereby appoints Jonathan M. Kemper and David W. Kemper, or either of them, as agents and proxies with full power of substitution in each, to represent the undersigned at the annual meeting of shareholders to be held on April 21, 2004, or any adjournment or postponement thereof, on all matters coming before the meeting. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and all other matters incident to the conduct of the meeting.

You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. Your shares cannot be voted unless you sign and return this card or you elect to vote your shares electronically by telephone or via the Internet.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

If you have written in the above space, please mark the corresponding box on the reverse side of this card.